UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 18, 2012

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01. Other Events.

           On May 18, 2012, the Public Utility Commission of Texas (“PUCT”) unanimously approved the settlement of El Paso Electric Company's (the “Company”) 2012 Texas rate case in PUCT Docket No. 40094 (the “Settlement”) for customers in the Company's Texas service areas outside the city limits of El Paso. The Settlement was previously approved by the City Council of El Paso, Texas on April 17, 2012 for customers within the City of El Paso. As previously disclosed in our Report on Form 8-K dated April 17, 2012, the Settlement provides for, among other things, a $15 million reduction in base rates, and is designed to encourage economic growth, primarily through rate reductions for commercial and industrial customers in Texas. The rates under the Settlement have been in effect for all billings on a temporary basis since May 1, 2012 pending the PUCT's approval of the Settlement. For additional information, see “Notes to Consolidated Financial Statements-Regulation-Texas Regulatory Matters” under Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2012

EL PASO ELECTRIC COMPANY (Registrant)

By:	/s/DAVID G. CARPENTER
Name:	David G. Carpenter
Title:	Senior Vice President - Chief Financial Officer